Exhibit 99.2

EQT CORPORATION TO ACQUIRE RICE ENERGY FOR $6.7 BILLION

PITTSBURGH — (June 19, 2017) — EQT Corporation (NYSE: EQT) and Rice Energy Inc. (NYSE: RICE) announce that they have entered into a definitive merger agreement under which EQT will acquire all of the outstanding shares of Rice common stock for total consideration of approximately $6.7 billion – consisting of 0.37 shares of EQT common stock and $5.30 in cash per share of Rice common stock. EQT will also assume or refinance approximately $1.5 billion of net debt and preferred equity. The transaction is expected to close in the fourth quarter of 2017, subject to customary closing conditions.

“This transaction brings together two of the top Marcellus and Utica producers to form a natural gas operating position that will be unmatched in the industry. Rice has built an outstanding company with an acreage footprint that is largely contiguous to our existing acreage, which will provide substantial synergies and make this transaction significantly accretive in the first year, said Steve Schlotterbeck, EQT’s president and chief executive officer.

“Since the beginning of 2016, we have added more than 485,000 acres to our development portfolio and have achieved significant scale in the core of the Marcellus. We will now shift our focus from acquisitions to integration as we work to drive higher capital efficiency through longer laterals; reduce per unit operating costs through operational and G&A synergies; improve our sales portfolio by expanding access to premium markets; and deliver increased value to our shareholders,” continued Schlotterbeck.

Daniel J. Rice IV, chief executive officer, Rice Energy, stated, “Natural gas is the key to a cleaner energy world; and the combination of Rice and EQT – two of the United States’ largest, lowest-cost, and most responsible natural gas producers – creates an unparalleled leader in shale gas development that will benefit the environment and our shareholders for many decades to come.”

As the vast majority of the acquired acreage is contiguous with EQT’s existing acreage position, EQT anticipates a 50% increase in average lateral lengths for future wells located in Greene and Washington Counties in Pennsylvania. This same land synergy also complements the infrastructure footprint of EQT Midstream Partners, LP (NYSE: EQM), where growth opportunities are expected through drop-downs and additional organic projects. Already a leading producer in the Appalachian Basin, this acquisition will make EQT the largest natural gas producer in the United States.

Acquisition Highlights

	Acquisition	Post- Transaction
Core acres (net)
Marcellus	187,000	670,000
Upper Devonian	64,000	149,000
PA & WV Utica	105,000	616,000
OH Utica	65,000	65,000

Total undeveloped locations
Marcellus	980	3,700
Upper Devonian	430	955
PA & WV Utica	630	3,680
OH Utica	280	280

2017E average sales volume (Bcfe/d)	1.3	3.6

EQT will also obtain Rice’s midstream assets, including a 92% interest in Rice Midstream GP Holdings LP, which owns 100% of the general partner incentive distribution rights and 28% of the limited partner interests in Rice Midstream Partners LP (NYSE: RMP), and the retained midstream assets currently held at Rice. The retained midstream assets, which EQT intends to sell to EQM in the future through drop-down transactions, are expected to generate approximately $130 million of EBITDA in 2018. See the Non-GAAP Disclosures section for important information regarding the non-GAAP financial measures included in this news release.

The boards of directors of both companies have unanimously approved the transaction. Completion of the transaction is subject to the approval of both EQT and Rice shareholders, as well as certain customary regulatory and other closing conditions.

Webcast Information

EQT will host a conference call with security analysts at 10:30 a.m. Eastern Time today. A brief Q&A session for security analysts will immediately follow the transaction discussion. Slides accompanying the prepared remarks are available on our website at ir.eqt.com. The conference call will be broadcast live via the EQT investor information page at ir.eqt.com, with a replay available for seven days following the call.

NON-GAAP DISCLOSURES

Earnings Before Interest, Taxes, Depreciation and Amortization (EBITDA)

As used in this news release, EBITDA means the earnings before interest, taxes and depreciation of Rice’s retained midstream assets. EBITDA of these assets is a non-GAAP supplemental financial measure that management and external users of EQT’s consolidated financial statements, such as industry analysts, investors, lenders and rating agencies, use to assess the potential contribution of Rice’s retained midstream assets to EQT’s future operating performance and cash flows.

EQT believes that the projected EBITDA of Rice’s retained midstream assets provides useful information to investors in assessing the viability of the proposed transaction and the related return on investment as well as the future impact of the assets on EQT’s financial condition and results of operations. EBITDA should not be considered as an alternative to net income, operating income, or any other measure of financial performance or liquidity presented in accordance with GAAP. EBITDA has important limitations as an analytical tool because it excludes some, but not all, items that affect net income. Additionally, because EBITDA may be defined differently by other companies in EQT’s industry, the definition of EBITDA may not be comparable to similarly titled measures of other companies, thereby diminishing the utility of the measure.

Advisors

Citigroup acted as financial advisor and Wachtell, Lipton, Rosen & Katz acted as legal advisor to EQT for the transaction. Barclays Capital Inc. acted as financial advisor and Vinson & Elkins LLP acted as legal advisor to Rice Energy.

About EQT Corporation:

EQT Corporation is an integrated energy company with emphasis on Appalachian area natural gas production, gathering, and transmission. With more than 125 years of experience, EQT continues to be a leader in the use of advanced horizontal drilling technology – designed to minimize the potential impact of drilling-related activities and reduce the overall environmental footprint. Through safe and responsible operations, the Company is committed to meeting the country’s growing demand for clean-burning energy, while continuing to provide a rewarding workplace and enrich the communities where its employees live and work. EQT also owns a 90% limited partner interest in EQT GP Holdings, LP. EQT GP Holdings, LP owns the general partner interest, all of the incentive distribution rights, and a portion of the limited partner interests in EQT Midstream Partners, LP.

Visit EQT Corporation at www.EQT.com.

About Rice Energy:

Rice Energy Inc. is an independent natural gas and oil company focused on the acquisition, exploration and development of natural gas and oil properties in the Appalachian Basin. For more information, please visit our website at www.riceenergy.com.

Cautionary Statement Regarding Forward-Looking Information

This communication may contain certain forward-looking statements, including certain plans, expectations, goals, projections, and statements about the benefits of the proposed transaction, EQT’s and Rice’s plans, objectives, expectations and intentions, the expected timing of completion of the transaction, and other statements that are not historical facts. Such statements are subject to numerous assumptions, risks, and uncertainties. Statements that do not describe historical or current facts, including statements about beliefs and expectations, are forward-looking statements. Forward-looking statements may be identified by words such as expect, anticipate, believe, intend, estimate, plan, target, goal, or similar expressions, or future or conditional verbs such as will, may, might, should, would, could, or similar variations. The forward-looking statements are intended to be subject to the safe harbor provided by Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934, and the Private Securities Litigation Reform Act of 1995.

While there is no assurance that any list of risks and uncertainties or risk factors is complete, below are certain factors which could cause actual results to differ materially from those contained or implied in the forward-looking statements including: risks related to our strategy to develop our Marcellus, Utica, Upper Devonian and other reserves; changes in our drilling plans and programs and the availability of capital to complete these plans and programs; changes in production sales volumes and growth rates; projected average lateral lengths and drilling locations; projected unit costs; projected EBITDA of Rice’s retained midstream assets; risks related to our acquisition and integration of acquired businesses and assets; the cost of defending our intellectual property; technological changes and other trends affecting the oil and gas industry; the possibility that the proposed transaction does not close when expected or at all because required regulatory, shareholder or other approvals are not received or other conditions to the closing are not satisfied on a timely basis or at all; the risk that the financing required to fund the transaction is not obtained; potential adverse reactions or changes to business or employee relationships, including those resulting from the announcement or completion of the transaction; uncertainties as to the timing of the transaction; competitive responses to the transaction; the possibility that the anticipated benefits of the transaction are not realized when expected or at all, including as a result of the impact of, or problems arising from, the integration of the two companies; the possibility that the transaction may be more expensive to complete than anticipated, including as a result of unexpected factors or events; diversion of management’s attention from ongoing business operations and opportunities; EQT’s ability to complete the acquisition and integration of Rice successfully; litigation relating to the transaction; and other factors that may affect future results of EQT and Rice. Additional factors that could cause results to differ materially from those described above can be found in EQT’s Annual Report on Form 10-K for the year ended December 31, 2016 and in its subsequent Quarterly Report on Form 10-Q for the quarter ended March 31, 2017, each of which is on file with the Securities and Exchange Commission (the “SEC”) and available in the “Investors” section of EQT’s website, https://www.eqt.com/, under the heading “SEC Filings” and in other documents EQT files with the SEC, and in Rice’s Annual Report on Form 10-K for the year ended December 31, 2016 and in its subsequent Quarterly Report on Form 10-Q for the quarter ended March 31, 2017, each of which is on file with the SEC and available in the “Investor Relations” section of Rice’s website, https://www.riceenergy.com/, under the subsection “Financial Information” and then under the heading “SEC Filings” and in other documents Rice files with the SEC.

All forward-looking statements speak only as of the date they are made and are based on information available at that time. Neither EQT nor Rice assumes any obligation to update forward-looking statements to reflect circumstances or events that occur after the date the forward-looking statements were made or to reflect the occurrence of unanticipated events except as required by federal securities laws. As forward-looking statements involve significant risks and uncertainties, caution should be exercised against placing undue reliance on such statements.

Important Additional Information

In connection with the proposed transaction, EQT will file with the SEC a Registration Statement on Form S-4 that will include a Joint Proxy Statement of EQT and Rice and a Prospectus of EQT, as well as other relevant documents concerning the proposed transaction. The proposed transaction involving EQT and Rice will be submitted to EQT’s shareholders and Rice’s stockholders for their consideration. This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval. SHAREHOLDERS OF EQT AND STOCKHOLDERS OF RICE ARE URGED TO READ THE REGISTRATION STATEMENT AND THE JOINT PROXY STATEMENT/PROSPECTUS REGARDING THE TRANSACTION WHEN IT BECOMES AVAILABLE AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THOSE DOCUMENTS, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Investors will be able to obtain a free copy of the definitive joint proxy statement/prospectus, as well as other filings containing information about EQT and Rice, without charge, at the SEC’s website (http://www.sec.gov). Copies of the joint proxy statement/prospectus and the filings with the SEC that will be incorporated by reference in the joint proxy statement/prospectus can also be obtained, without charge, by directing a request to Investor Relations, EQT Corporation, EQT Plaza, 625 Liberty Avenue, Pittsburgh, Pennsylvania 15222-3111, Tel. No. (412) 553-5700 or to Investor Relations, Rice Energy Inc., 2200 Rice Drive, Canonsburg, Pennsylvania 15317, Tel. No. (724) 271-7200.

Participants in the Solicitation

EQT, Rice, and certain of their respective directors, executive officers and employees may be deemed to be participants in the solicitation of proxies in respect of the proposed transaction. Information regarding EQT’s directors and executive officers is available in its definitive proxy statement, which was filed with the SEC on February 17, 2017, and certain of its Current Reports on Form 8-K. Information regarding Rice’s directors and executive officers is available in its definitive proxy statement, which was filed with the SEC on April 17, 2017, and certain of its Current Reports on Form 8-K. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the joint proxy statement/prospectus and other relevant materials filed with the SEC. Free copies of this document may be obtained as described in the preceding paragraph.

EQT analyst inquiries contact:

Patrick Kane – Chief Investor Relations Officer

412.553.7833

pkane@eqt.com

EQT Midstream Partners / EQT GP Holdings analyst inquiries contact:

Nate Tetlow – Investor Relations Director

412.553.5834

ntetlow@eqt.com

Media inquiries contact:

Natalie Cox – Corporate Director, Communications

412.395.3941

ncox@eqt.com

Rice analyst inquiries contact:

Julie Danvers – Director of Investor Relations

832.708.3437

Julie.Danvers@RiceEnergy.com

Source: EQT, RICE

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